UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

LZG INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

FLORIDA (State or other jurisdiction of incorporation or organization)	98-0234906 (I.R.S. Employer Identification No.)
455 EAST 400 SOUTH, #5 , SALT LAKE CITY, UTAH (Address of principal executive offices)	84111 (Zip code)

Registrant’s telephone number, including area code:     (435) 674-1282

Securities registered pursuant to Section 12(b) of the Act:  None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer [ ] Non-accelerated filer [ ]	Accelerated filer [ ] Smaller reporting company [X]

TABLE OF CONTENTS

ITEM 1.  BUSINESS

3

ITEM 1A.  RISK FACTORS

8

ITEM 2.  FINANCIAL INFORMATION

12

ITEM 3.  PROPERTIES

13

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

13

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

14

ITEM 6.  EXECUTIVE COMPENSATION

15

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE  15

ITEM 8.  LEGAL PROCEEDINGS

16

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS  16

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

17

ITEM 11.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

17

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

17

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

18

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE  36

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

36

EXPLANATORY NOTE

The Company is filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “LZG,” “Company,” “we,” “our,”  “us” or the “Registrant,” refer to LZG International, Inc.

FORWARD-LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts.  These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions.  You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  For a discussion of these risks, you should read this entire registration statement carefully; especially the risks discussed under the section entitled “Risk Factors.”

Although management believes that the assumptions underlying the forward-looking statements included in this registration statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements.  The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.  To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this registration statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. We do not undertake any obligation to update or revise any forward-looking statements.

ITEM 1.  BUSINESS

Historical Development

LZG International, Inc. was incorporated in the state of Florida on May 22, 2000, as LazyGrocer.Com, Inc.  We intended to establish an online grocery solution, but we were unable to raise sufficient capital to continue operations and limited our operations in November 2001.   On August 28, 2009, the Company’s name was changed to LZG International, Inc.

Our Business

Our business purpose is to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.  Our principal business objective for the next 12 months and beyond will be to achieve long-term growth potential through a combination with a business, rather than immediate, short-term earnings.  Our search for a business opportunity will not be limited to any particular geographical area or industry, including both U.S. and international companies.  Our management has unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions and other factors.  Our management believes that companies who desire a public market to enhance liquidity for current stockholders or plan to acquire additional assets through issuance of securities rather than for cash will be potential merger or acquisition candidates.

We are a "blank check" company based on our proposed business activities.  The United States Securities and Exchange Commission (the “SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies."  Under SEC Rule 12b-2 under the Exchange Act, we also qualify as a “shell company” because we have no or nominal assets (other than cash) and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions.   Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination.  We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

The analysis of new business opportunities will be undertaken by or under the supervision of our management.  As of the date of this filing, we have not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company.  We have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities.  In our efforts to analyze potential acquisition targets, we intend to consider the following factors:

•

Potential for growth, indicated by new technology, anticipated market expansion or new products;

•

Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

•

Strength and diversity of management, either in place or scheduled for recruitment;

•

Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

•

The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

•

The extent to which the business opportunity can be advanced;

•

The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

•

Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.  Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.  Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.  In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations.

In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential targets as possible; however, none of our management are professional business analysts.  (See, Item 5:  “Directors and Executive Officers,” below.)  Our management has not had experience with mergers and acquisitions of business opportunities and has not been involved with an initial public offering.  Potential investors must recognize that due to our management’s inexperience we may not adequately evaluate a potential business opportunity.

We are unable to predict the time as to when, and if we may ever actually participate in any specific business endeavor.  We anticipate that proposed business ventures will be made available to us through personal contacts of our directors, executive officers and principal stockholders, professional advisors, broker dealers in securities, venture capital personnel, members of the financial community and others who may present unsolicited proposals.  In certain cases, we may agree to pay a finder’s fee or to otherwise compensate the persons who submit a potential business endeavor in which we eventually participate.  Such persons may include our directors, executive officers and beneficial owners of our securities or their “affiliates.”  In that event, such fees may become a factor in negotiations regarding any potential venture and, accordingly, may present a conflict of interest for such individuals.  Management does not presently intend to acquire or merge with any business enterprise in which any member has a prior ownership interest.

In addition, certain conflicts of interest exist or may develop between LZG and our officers and directors.  Our management has other business interests to which they currently devote attention, which include their primary employment and management of other shell reporting companies.  (See, Item 5:  “Directors and Executive

Officers,” below.)  They may be expected to continue to devote their attention to these other business interests although management time should be devoted to our business.  Also, in the process of negotiations for an acquisition or merger, our management may consider their own personal pecuniary benefit or the interests of other shell companies they are affiliated with rather than the best interests of LZG and our stockholders.

We presently do not foresee entering into a merger or acquisition transaction with any business with which our officers or directors are currently affiliated. We may acquire or merge with companies of which our management’s affiliates or associates have a direct or indirect ownership interest.  If we determine in the future that a transaction with an affiliate would be in our best interest, we are permitted by Florida law to enter into such a transaction if:

•

The material facts regarding the relationship or interest of the affiliate in the contract or transaction are disclosed or are known to the board of directors.  The board authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; however, a single director may not authorize the contract or transaction; or

•

The material facts regarding the relationship or interest of the affiliate in the contract transaction are disclosed or are known to the stockholders entitled to vote on the transaction, and the contract or transaction is specifically approved by vote of the stockholders; or

•

The contract or transaction is fair to the Company at the time it is authorized, approved or ratified by the board of directors or the stockholders.

We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information which is made available to the Company.  This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage.  Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination.  Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable.  We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors or other persons associated with the target business seeking our participation.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty.  Any costs incurred with respect to the indemnification and evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.  Also, substantial fees are often paid in connection with the completion of all types of acquisitions, reorganizations or mergers, ranging from a small amount to as much as $600,000 or more.  These fees are usually divided among promoters or founders or finders, after deduction of legal, accounting and other related expenses, and it is not unusual for a portion of these fees to be paid to members of management or to principal stockholders as consideration for their agreement to retire a portion of the shares of common stock owned by them.  Management may actively negotiate or otherwise consent to the purchase of all or any portion of their common stock as a condition to, or in connection with, a proposed reorganization, merger or acquisition.  It is not anticipated that any such opportunity will be afforded to other stockholders or that such other stockholders will be afforded the opportunity to approve or consent to any particular stock buy-out transaction.  In the event that any such fees are paid, they may become a factor in negotiations regarding any potential acquisition or merger by us, and accordingly, may also present a conflict of interest for such individuals.  We have no present arrangements or understandings respecting any of these types of fees or opportunities.

Our common stock is not publicly traded at this time and we cannot assure that a market will develop or that a stockholder ever will be able to liquidate his investments without considerable delay, if at all.  If a market develops, our shares will likely be subject to the rules of the Penny Stock Suitability Reform Act of 1990.  The liquidity of penny stock is affected by specific disclosure procedures required by this Act to be followed by all broker-dealers, including but not limited to, determining the suitability of the stock for a particular customer, and obtaining a written agreement from the customer to purchase the stock.  This rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell our securities in any future market.

Form of Acquisition

The manner in which we participate in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

It is likely that we will acquire our participation in a business opportunity through the issuance of our common stock or other securities.  Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a) (1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity.  If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity.  Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity.  This could result in substantial additional dilution to the equity of those persons who were our stockholders prior to such reorganization.

Our present stockholders will likely not have control of a majority of the voting securities of the Company following a reorganization transaction.  As part of such a transaction, all or a majority of our directors may resign, and one or more new directors may be appointed, without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders.  In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities.  The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders.  Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others.  If a decision is made not to participate in a specific business opportunity, the costs incurred in the related investigation might not be recoverable.  Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

In addition, Form 8-K of the SEC regarding shell companies and transactions with shell companies requires the filing of all information about an acquired company that would have been required to have been filed had any such company filed a Form 10 Registration Statement with the SEC, along with required audited, interim and pro forma financial statements, within four business days of the closing of any such transaction; this may eliminate many of the perceived advantages of these types of transactions.  These regulations also deny the use of Form S-8 for the registration of securities of a shell company, and limit the use of Form S-8 to a reorganized shell company until the expiration of 60 days from when any such entity is no longer considered to be a shell company.  This prohibition could further restrict opportunities for us to acquire companies that may already have stock option plans in place that cover numerous employees.  In such an instance, there may be no exemption from registration for the issuance of securities in any business combination to these employees, thereby necessitating the filing of a registration statement with the SEC to complete any such reorganization, and incurring the time and expense costs that are normally avoided by reverse reorganizations.

Competition

Additionally, we are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination.  We are, and will continue to be, an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities.  A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for the Company.  Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.  These competitive factors may reduce the likelihood of our identifying and consummating a business combination.

Effect of Existing or Probable Governmental Regulations on Business

Upon effectiveness of this registration statement, we will be subject to the Sarbanes-Oxley Act of 2002.  This Act creates a strong and independent accounting oversight board to oversee the conduct of auditors, of public companies and to strengthen auditor independence.  It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, and compensation and oversight of the work of public companies’ auditors; prohibits certain insider trading during pension fund blackout periods; and establishes a federal crime of securities fraud, among other provisions.

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A.  Matters submitted to our stockholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14A; preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are forwarded to our stockholders.

We will also be required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the SEC on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a Current Report on Form 8-K.

If we are acquired by a “non-reporting issuer” under the Exchange Act, we will be subject to the “back-door registration” requirements of the SEC that will require us to file a Current Report on Form 8-K that will include all information about such “non-reporting issuer” as would have been required to be filed by that entity had it filed a Form 10 Registration Statement with the SEC.

We will also be prohibited from utilizing Form S-8 for the registration of our securities until we have not been a shell company for at least 60 days.  Under subparagraph (i) of Rule 144, no sales of “restricted securities” issued by us while we are a shell company can be publicly sold for at least one year from when we file the Form 10 information about any acquisition, reorganization or merger that results in us no longer being considered to be a shell company.

Finally, the SEC, state securities commissions and NASAA (North American Securities Administrators Association) have expressed an interest in adopting policies that will streamline the registration process and make it easier for smaller reporting companies to have access to the public capital markets.  The present laws, rules and regulations designed to promote availability to the smaller reporting company of these capital markets and similar laws, rules and regulations that may be adopted in the future will substantially limit the demand for blank check or shell companies like us, and may make the use of these companies obsolete.

Employees

We presently do not have employees.  Our directors and officers are engaged in outside business activities and anticipate that they will devote to our business very limited time until the acquisition of a successful business opportunity has been identified.  We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Reports to Security Holders

Upon effectiveness of this registration statement, we will be required to comply with the reporting requirements of the Exchange Act.  We will be required to file annual, quarterly and other reports with the SEC.  We will also be subject to the proxy solicitation requirements of the Exchange Act and, accordingly, will furnish an annual report with audited financial statements to our stockholders.  Copies of this registration statement may be inspected, without charge, at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Copies of this material also should be available through the Internet by using the SEC’s EDGAR Archive, which is located at http://www.sec.gov.  As of the date of this filing, the Company does not have an Internet web site.

ITEM 1A.  RISK FACTORS

AN INVESTMENT IN THE COMPANY IS HIGHLY SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK.

Risks Related to Our Business

We have extremely limited assets and no source of revenue.

We have virtually no assets and have had no revenues since inception.  We will not receive revenues until we select an industry in which to commence business or complete an acquisition, reorganization or merger.  We can provide no assurance that any selected or acquired business will produce any material revenues for us or our stockholders, or that any such business will operate on a profitable basis.

We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a merger or other business combination with a private company.  This may result in our incurring a net operating loss that will increase unless we consummate a business combination with a profitable business.  We cannot assure you that we can identify a suitable business opportunity and consummate a business combination, or that any such business will be profitable at the time of its acquisition by the Company or ever.

We face a number of risks associated with potential acquisitions, including the possibility that we may incur substantial debt which could adversely affect our financial condition.

We intend to use reasonable efforts to complete a merger or other business combination with an operating business.  Such combination will be accompanied by risks commonly encountered in acquisitions, including, but not limited to, difficulties in integrating the operations, technologies, products and personnel of the acquired companies and insufficient revenues to offset increased expenses associated with acquisitions.  Failure to manage and successfully integrate acquisitions we make could harm our business, our strategy and our operating results in a material way.  Additionally, completing a business combination is likely to increase our expenses and it is possible that we may incur substantial debt in order to complete a business combination, which can adversely affect our financial condition.  Incurring a substantial amount of debt may require us to use a significant portion of our cash flow to pay principal and interest on the debt, which will reduce the amount available to fund working capital, capital expenditures, and other general purposes.  Our indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

Future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

The nature of our operations is highly speculative, and there is a consequent risk of loss of an investment in the Company.  The success of our plan of operation will depend to a great extent on the operations, financial condition and management of a yet to be identified business opportunity.  While management intends to seek business combination(s) with entities having established operating histories, we cannot provide any assurance that we will be successful in locating candidates meeting that criterion.  In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting limited time to our affairs.  Our officers have not entered into written employment agreements with the Company and are not expected to do so in the foreseeable future.  This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

There can be no assurance that we will successfully consummate a business combination.

We can give no assurances that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination.  Management has not identified any particular industry or specific business within an industry for evaluation.  We cannot guarantee that we will be able to negotiate a business combination on favorable terms.  At the date of this filing, we have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity.  No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination.

Reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly.

The Company currently has no business that produces revenues; however, the rules and regulations pursuant to the Exchange Act require a public company to provide periodic reports which will require the Company to engage legal, accounting and auditing services.  The engagement of such services can be costly and the Company is likely to incur losses which may adversely affect the Company’s ability to continue as a going concern. Additionally, the Sarbanes-Oxley Act of 2002 will require the Company to establish and maintain adequate internal controls and procedures over financial reporting.  The costs of complying with the Sarbanes-Oxley Act of 2002 and the limited time that management will devote to the Company may make it difficult for the Company to establish and maintain adequate internal controls over financial reporting.  In the event the Company fails to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our financial condition and result in loss of investor confidence and a decline in our share price.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition.  The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition.  Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States.  These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargos, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences.  Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

Risks Related to Our Stockholders and Shares of Common Stock

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Shares of our common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for the common stock.  Further, no public trading market is expected to develop in the foreseeable future unless and until we complete a business combination with an operating business or the Company files and obtains effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”).  Therefore, outstanding shares of common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.  Stockholders may rely on the exemption from registration provided by Rule 144 of the Securities Act (“Rule 144”), subject to certain restrictions; namely, common stock may not be sold until one year after:

(i)   the completion of a business combination with a private company in a reverse merger or reverse takeover transaction after which the Company would cease to be a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and

(ii)   the disclosure of certain information on a Current Report on Form 8-K within four business days thereafter, and only if the Company has been current in all of its periodic SEC filings for the 12 months preceding the contemplated sale of stock.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

We have never paid dividends on our common stock.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future.  We anticipate that any funds available for payment of dividends will be re-invested into the Company to further our business strategy.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the NYSE AMEX.  However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange.  After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock.  In addition, we would be subject to an SEC rule that, if we failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors.  Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity.  This would also make it more difficult for us to raise additional capital following a business combination.

It is likely that our common stock will be considered “penny stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock may be deemed to be “penny stock” as that term is defined under the Exchange Act.  Penny stocks generally are equity securities with a price of less than $5.00.  Penny stock rules impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.”  The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse.

The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market.  Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.  A broker/dealer must receive a written agreement to the transaction from the investor setting forth the identity and quantity of the penny stock to be purchased.  These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

We expect to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Articles of Incorporation authorize the Company to issue an aggregate of 120,000,000 shares of capital stock, of which 100,000,000 are shares of common stock and 20,000,000 are shares of preferred stock.  Any merger or acquisition effected by the Company may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders.  Moreover, our common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders.  Our board of directors has the power to issue any or all of such authorized but unissued shares without stockholder approval.  To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

ITEM 2.  FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operation

We are currently a development stage company and have not recorded revenues from operations to date.  We have not established an ongoing source of revenues sufficient to cover our operating costs.  These conditions raise substantial doubt about our ability to continue as a going concern.  We are currently devoting our efforts to obtain capital from management and significant stockholders to cover minimal expenses; however, there is no assurance that additional funding will be available.  Our ability to continue as a going concern during the long term is dependent upon our ability to find a suitable company and acquire or enter into a merger with such company.

For the nine month period ended February 28, 2010, we had $5,786 cash and total liabilities of $22,954 compared to $464 cash and total liabilities of $11,230 at the year ended May 31, 2009.  During the past two years, we have relied on loans from management to fund our operations (See Item 7, below) and we have incurred debt.

During the next 12 months we anticipate incurring costs related to the filing of Exchange Act reports, and investigating, analyzing and consummating an acquisition.  We believe we will be able to meet these costs through funds provided by management and significant stockholders.

The type of business opportunity with which we acquire or merge will affect our profitability for long term.  We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital.  In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur through a public offering.

Our management has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us.  Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings.  In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies.  In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization.  This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We anticipate that the selection of a business combination will be complex and extremely risky.  Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock.  Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

ITEM 3.  PROPERTIES

We neither rent nor own any properties.  We utilize the office space and equipment of our President, Mr. Popp, without charge.  We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

The following tables set forth the beneficial ownership of our outstanding common stock by our management and each person or group known by us to own beneficially more than 5% of our voting stock.  Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and generally includes voting or investment power with respect to the securities.  Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them.  The percentage of beneficial ownership is based on 250,556 shares of common stock outstanding as of May 21, 2010.

CERTAIN BENEFICIAL OWNERS
Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Common	Pierre Bosse 302-88 Murray Street Ottawa, Ontario Canada K1N5M6	15,044	6.00
Common	Ben Bjarnason 2302-470 Laurier Ave. W Ottawa, Ontario Canada K1R7W9	15,044	6.00

CERTAIN BENEFICIAL OWNERS - continued
Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Common	Steve Biro 20 Basfard Cres. Stittsville, Ontario Canada, K2S1G7	15,044	6.00
Common	First Equity Holdings Corp. 2157 S. Lincoln Street Salt Lake City, UT 84106	50,310	20.08

MANAGEMENT
Title of class	Name of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Common	Greg L. Popp	12,000	4.79
Common	Directors and officers as a group	12,000	4.79

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers and their respective ages, positions, and biographical information are set forth below.  Our bylaws require a minimum of one director and our current directors serve until our next annual meeting or until each is replaced by a qualified director.  Our executive officers are chosen by our board of directors and serve at its discretion.  There are no existing family relationships between or among any of our executive officers or directors.

Name	Age	Position Held	Term of Director
Greg L. Popp	41	Director and President	August 5, 2008 until next annual meeting
L. Lee Perry	65	Director and Secretary/Treasurer	August 5, 2008 until next annual meeting

Greg L. Popp:  From April 2005 to the present, Mr. Popp is the President of Marine Life Sciences, LLC, a Nevada company that wholesales and retails neutraceutical products to companies.  In addition, during the past five years he has also served as Director and President of Investrio, Inc., a Utah corporation which has developed a software platform and educational products for consumers. Neither Marine Life Sciences nor Investrio, Inc. is an affiliate or subsidiary of LZG.

His professional qualifications include an MBA and extensive experience with small company operations along with experience as a director and officer of Wings & Things, Inc., a company that has a class of securities registered with the SEC pursuant to Section 12.

He has not been involved in any legal proceedings during the past ten years that are material to an evaluation of his ability or integrity.

L. Lee Perry:   Ms. Perry serves as President of Business Builders, Inc., a privately held Utah corporation that provides business consulting for small businesses which she co-founded in 1997.  Her business experience includes operating a small business and experience as a director and officer of Globalwise Investments, Inc., a company that has a class of securities registered with the SEC pursuant to Section 12.   Until March 2008, she served as a director of Wings & Things, Inc., a reporting company.

She has not been involved in any legal proceedings during the past ten years that are material to an evaluation of her ability or integrity.

ITEM 6.  EXECUTIVE COMPENSATION

Executive Officer Compensation

Our principal executive officer, Mr. Popp, did not receive compensation during the past fiscal year ended May 31, 2009.  None of our named executive officers received any cash or non-cash compensation during the past three fiscal years or had outstanding equity awards at year end.  We have not entered into employment contracts with our executive officers and their compensation, if any, will be determined at the discretion of our board of directors.

We currently do not have a compensation committee and during the last completed fiscal year our board of directors did not consider or approve any executive officer compensation.

We do not offer retirement benefit plans to our executive officers, nor have we entered into any contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to a named executive officer at, or in connection with, the resignation, retirement or other termination of a named executive officer, or a change in control of the company or a change in the named executive officer’s responsibilities following a change in control.

Director Compensation

We do not have any standard arrangement for compensation of our directors for any services provided as director, including services for committee participation or for special assignments.

As of the date of this filing, we do not have a Chairman of the Board because we have only two directors and our operations are minimal.  In addition, we do not have any independent board members.  Also, it is the responsibility of our board of directors to oversee and consider all relevant credit, liquidity and operational risks.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Parties

The following information summarizes transactions we have either engaged in for the past three fiscal years, or propose to engage in, involving our executive officers, directors, more than 5% stockholders, or immediate family members of these persons.  These transactions were negotiated between related parties without “arms length” bargaining and, as a result, the terms of these transactions may be different than transactions negotiated between unrelated persons.

During the year ended May 31, 2009, our Director and President, Greg L. Popp, loaned $2,500 to the Company on November 7, 2008 and on February 9, 2009, he loaned an additional $3,500.  These loans carry 4% interest per annum, have no repayment terms and are not collateralized.  These funds were used for operational expenses.

During the nine month period ended February 28, 2010, Mr. Popp loaned the Company an additional $7,500.  He loaned $5,000 on December 9, 2009 and $2,500 on February 12, 2010.  These loans carry 4% interest per annum, have no repayment terms and are not collateralized.  These funds were and are being used for operational expenses.

Director Independence

None of our directors are independent directors as defined by NASDAQ Stock Market Rule 4200(a) (15).  This rule defines persons as “independent” who are neither officers nor employees of the company and have no relationships that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out their responsibilities as directors.

ITEM 8.  LEGAL PROCEEDINGS

We are not a party to any proceedings or threatened proceedings as of the date of this filing.

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not listed to trade on any public trading market. We do not have any outstanding options or warrants to purchase our securities or securities convertible into our common stock.  Stockholders may rely on the exemption from the registration requirements provided by Rule 144 of the Securities Act (“Rule 144”), subject to certain restrictions; namely, our common stock may not be sold under Rule 144 until starting one year after:

(i)   the completion of a business combination with a private company in a reverse merger or reverse takeover transaction after which the Company ceases to be a “shell company” (as defined in Rule 12b-2 under the Exchange Act), and

(ii)   the disclosure of certain information on a Current Report on Form 8-K within four business days thereafter, and only if the Company has been current in all of its periodic SEC filings for the 12 months preceding the contemplated sale of stock.

Holders

We have 58 stockholders of record of our common stock as of May 21, 2010.   The Company has not issued any shares of its preferred stock.

Dividends

We have not declared dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future.  We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

Securities Authorized under Equity Compensation Plans

We do not have any equity compensation plans and any securities authorized to be issued under such a plan.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

The following discussion describes all securities sold by the Company within the past three years without registration.

On June 19, 2008, pursuant to a court order by the Third District Court, State of Utah, Salt Lake Department, 158,310 post-split shares, valued at $1,000, were sold in a sheriff’s sale to ten persons to partially satisfy a judgment against the Company from January 2002.  We relied on the exemption from the registration requirements provided by Section 4(1) of the Securities Act.

ITEM 11.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Capital Stock

The Company has 120,000,000 shares of authorized capital stock described as follows:

Common Stock:  We intend to register our common stock pursuant to Section 12(g) of the Exchange Act.  The Company is authorized to issue 100,000,000 shares of common stock, par value $.001, of which 250,556 were issued and outstanding as of May 21, 2010.  All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights.  Each share of common stock is entitled to one vote on all matters submitted to a vote of the stockholders.  Upon issuance of preferred stock, the common stock may have junior rights as compared to the preferred stock.  Stockholders of the Company have no preemptive rights to acquire additional shares of common stock or any other securities.  All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock:  The Company has authorized 20,000,000 shares of preferred stock with $.001 par value to be issued in five (5) series.  Our board of directors is authorized to establish the number of shares to be included in each series and the preferences, rights of conversion, limitations and other relative rights of each series.  As of the date of this filing, our board of directors has not authorized a series nor issued any preferred stock.

Other Securities

As of the date of this filing, we do not have any debt securities, warrants or options outstanding.

Transfer Agent

Our transfer agent is Standard Registrar & Transfer Company, Inc., located in Draper, Utah.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide for the indemnification of present and former directors subject to a determination that the director conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, the best interest of the Company.  In a criminal action he must not have had a reasonable cause to believe his conduct was unlawful.

The Company will indemnify a director so long as the expenses are reasonable, we have the financial ability to make the payment, and in the opinion of our board of directors the financial resources should be devoted to this use rather than to some other use by the Company.

We will not indemnify a director in connection with a proceeding in which the director was adjudged liable to the Company or received improper personal benefit.

Our board of directors may indemnify and advance expenses to any officer, employee, or agent of the Company to the same extent as a director.  And the board of directors may purchase and maintain insurance on behalf of our directors and officers.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

LZG International, Inc.

(Formerly LazyGrocer.com, Inc.)

(A Development Stage Company)

Notes to the Financial Statements

February 28, 2010 and 2009

(Unaudited)

CONTENTS

Balance Sheets

19

Statements of Operations

20

Statements of Cash Flows

21

Notes to the Financial Statements

22

LZG International, Inc.
(Formerly LazyGrocer.Com, Inc.)
(A Development Stage Company)
Balance Sheets

	February 28,	May 31,
	2010	2009
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$ 5,786	$ 464
Total Current Assets	5,786	464

TOTAL ASSETS	$ 5,786	$ 464

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts Payable	$ 9,125	$ 5,125
Accrued Interest - Related Party	329	105
Loan Payable - Officer	13,500	6,000
Total Current Liabilities	22,954	11,230

Total Liabilities	22,954	11,230

STOCKHOLDERS' DEFICIT

Preferred Stock, $.001 par value, 20,000,000 shares
authorized, none issued and outstanding	-	-

Common Stock, $.001 par value; 100,000,000 shares
authorized, 250,556 shares issued and outstanding	251	251

Additional Paid in Capital	3,062,874	3,062,874

Deficit Accumulated during the development stage	(3,080,293)	(3,073,891)

Total Stockholders' Deficit	(17,168)	(10,766)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 5,786	$ 464

The accompanying notes are an integral part of these financial statements.

LZG International, Inc.
(Formerly LazyGrocer.com, Inc.)
(A Development Stage Company)
Statements of Operations
(Unaudited)
			From
			Inception on
	For the Nine Months Ended		May 22, 2000
	February 28,		to February 28,
	2010	2009	2010

REVENUES	$ -	$ -	$ -

EXPENSES
General & Administrative	6,178	5,500	17,839

TOTAL EXPENSES	6,178	5,500	17,839

Net Operating Loss	(6,178)	(5,500)	(17,839)

OTHER INCOME (EXPENSE)

INTEREST INCOME (EXPENSE)	(224)	(40)	(329)

TOTAL OTHER EXPENSE	(224)	(40)	(329)

Net loss before discontinued operations	(6,402)	(5,540)	(18,168)

Loss from discontinued operations	-	-	(3,062,125)

LOSS BEFORE TAXES	(6,402)	(5,540)	(3,080,293)

TAXES	-	-	-

NET LOSS	$ (6,402)	$ (5,540)	$ (3,080,293)

Net Loss Per Share Basic and Diluted	$ (0.03)	$ (0.02)

Weighted average shares outstanding	250,556	250,556

The accompanying notes are an integral part of these financial statements.

LZG International, Inc.
(Formerly LazyGrocer.com, Inc.)
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)
			From
			Inception on
			May 22, 2000
	For the Nine Months Ended		Through
	February 28		February 28,
	2010	2009	2010
Cash Flows from Operating Activities
Net Loss	$ (6,402)	$ (5,540)	$ (19,168)
Adjustments to reconcile net (loss) to cash provided
(used) by operating activities:
Loss from discontinued operations	-	-	(3,062,125)
Stock issued for services	-	-	2,852,867
Changes in assets and liabilities:
Increase (decrease) in accounts payable	4,000	-	11,125
Accrued interest – related party	224	40	329

Net Cash Provided (Used) by Operating Activities	(2,178)	(5,500)	(216,972)

Cash Flows from Financing Activities:
Proceeds from stock issuances	-	-	209,258
Loans from officer	7,500	6,000	13,500

Net Cash Provided by Financing Activities	7,500	6,000	222,758

Increase (Decrease) in Cash	5,322	500	5,786

Cash and Cash Equivalents, Beginning of Period	464	-	-

Cash and Cash Equivalents, End of Period	$ 5,786	$ 500	$ 5,786

Supplemental Cash Flow Information:

Issuance of stock in settlement of debt	$ -	$ 1,000	$ 1,000

Cash Paid For:
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

LZG International, Inc.

(Formerly LazyGrocer.com, Inc.)

(A Development Stage Company)

Notes to the Unaudited Financial Statements

February 28, 2010

NOTE 1 – Condensed Financial Statements

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of and for the period ended February 28, 2010 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s May 31, 2009 audited financial statements as reported in Form 10-K.  The results of operations for the period ended February 28, 2010 are not necessarily indicative of the operating results for the full year ended May 31, 2010.

NOTE 2 – Stock Transactions

On June 19, 2008, the Company issued 158,866 shares of the Company’s common stock, in partial settlement of accounts payable pending a sheriff’s sale.  The stock is held in escrow pending being transferred to new owners.

On August 5, 2008, the stockholders approved a 1 for 200 reverse stock split effective August 25, 2008. All equity transactions in these financial statements and accompanying notes have been adjusted to reflect this change.

NOTE 3 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plans to obtain such resources for the Company include (1) obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses, and (2) as a last resort, seeking out and completing a merger with an existing operating company.  However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

LZG International, Inc.

(Formerly LazyGrocer.com, Inc.)

(A Development Stage Company)

Notes to the Unaudited Financial Statements

February 28, 2010

NOTE 4 – Subsequent Events

Subsequent to February 28, 2010, the Company’s president loaned another $10,000 to the Company.

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and has determined that there are no other such events that would have a material impact on the financial statements.

NOTE 5 – Recent Pronouncements

In February, 2010 the FASB issued ASU 2010-09 “Subsequent Events (Topic 855)”.  This update amends certain recognition and disclosure requirements relating to subsequent events.  The main provision is that “SEC filers” are to evaluate subsequent events through the date that the financial statements are issued.  This pronouncement is effective immediately and is applied to these financial statements.

Other recent pronouncements have been reviewed and found to have no application to the Company at this time, but some may be applicable to the Company’s future financial reporting.

LZG International, Inc.

(Formerly LazyGrocer.com, Inc.)

(A Development Stage Company)

Financial Statements

May 31, 2009 and 2008

CONTENTS

Report of Independent Registered Public Accounting Firm

25

Balance Sheets

26

Statements of Operations

27

Statements of Stockholders’ Deficit

28

Statements of Cash Flows

29

Notes to the Financial Statements

30

Child,

Van Wagoner

& Bradshaw

PPLC

CERTIFIED PUBLIC ACCOUNTANTS

[CVB LOGO]

SALT LAKE CITY

5296 South Commerce Dr.

Suite 300

Salt Lake City, Utah 84107

Phone:  801.281.4700

Fax:  801.281.4701

KAYSVILLE

1284 West Flint Meadow Dr.

Suite D

Kaysville, Utah 84037

Phone:  801.927.1337

Fax:  801.927.1344

HONG KONG

Suite A, 5/F

Max Share Centre

373 King’s Road

North Point, Hong Kong

Phone:  +(852) 21 555  333

Fax:  + (852) 21 165 222

www.cpaone.net

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

LZG International, Inc.

455 E. 400 S., Suite 5

Salt Lake City, UT 84111

We have audited the accompanying balance sheets of LZG International, Inc. (formerly LazyGrocer.com, Inc.) (a development stage company) (the Company) as of May 31, 2009 and 2008, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years ended May 31, 2009 and 2008, and from May 22, 2000 (inception) through May 31, 2009.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LZG International, Inc. (a development stage company) as of May 31, 2009 and 2008, and the results of its operations and its cash flows for the years ended May 31, 2009 and 2008, and from May 22, 2000 (inception) through May 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred significant net losses since inception.  This raises substantial doubt about the Company’s ability to meet its obligations and to continue as a going concern.  Management’s plans in regard to this matter are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, Utah

May 19, 2010

LZG International, Inc.
(Formerly Lazygrocer.Com, Inc.)
(A Development Stage Company)
Balance Sheets

	May 31
	2009	2008
ASSETS

CURRENT ASSETS
Cash	$ 464	$ -
Total Current Assets	464	-

TOTAL ASSETS	$ 464	-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts Payable	$ 5,125	$ 6,125
Loan Payable - Officer	6,000	-
Accrued Interest - Officer	105	-
Total Current Liabilities	11,230	6,125

Total Liabilities	11,230	6,125

STOCKHOLDERS' DEFICIT

Preferred stock, $.001 par value, 20,000,000 shares
authorized, none issued and outstanding	-	-
Common Stock, $.001 par value; 100,000,000 shares
and 50,000,000 shares authorized respectively; 250,556
and 91,690 shares issued and outstanding respectively	251	92

Additional Paid in Capital	3,062,874	3,062,033

Deficit Accumulated during the development stage	(3,073,891)	(3,068,250)

Total Stockholders' Deficit	(10,766)	(6,125)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 464	$ -

The accompanying notes are an integral part of these financial statements.

LZG International, Inc.
(Formerly Lazygrocer.com, Inc.)
(A Development Stage Company)
Statements of Operations

			From
	For the Years Ended		Inception on
	May 31		May 22, 2000 to
	2009	2008	May 31, 2009

REVENUES	$-	$-	$-

EXPENSES
General & Administrative	5,536	1,703	11,661

TOTAL EXPENSES	5,536	1,703	11,661

Net Operating Loss	(5,536)	(1,703)	(11,661)

OTHER INCOME (EXPENSE)

INTEREST INCOME (EXPENSE)	(105)	-	(105)

TOTAL OTHER EXPENSE	(105)	-	(105)

Net loss before discontinued operations	(5,641)	(1,703)	(11,766)

Loss from discontinued operations	-	-	(3,062,125)

LOSS BEFORE TAXES	(5,641)	(1,703)	(3,073,891)

TAXES	-	-	-

NET LOSS	$(5,641)	$(1,703)	$(3,073,891)

Net Loss Per Share Basic and Diluted	$(0.03)	$(0.02)

Weighted average shares outstanding	166,885	91,690

The accompanying notes are an integral part of these financial statements.

LZG International, Inc.
(Formerly Lazygrocer.Com, Inc.)
(A Development Stage Company)
Statements of Stockholders' Deficit
From Inception on May 22, 2000 through May 31, 2009

				Deficit		Accumulated
				Accumulated		Deferred
			Additional	During the	Other	Stock Based
	Common Stock		Paid in	Development	Comprehensive	Consulting
	Shares	Amount	Capital	Stage	Income	Fees	Total
Balance, May 22, 2000	-	$ -	$ -	$ -	$ -	$ -	$ -
Common stock issued for cash	46,289	46	9,212	-	-	-	9,258
Common stock issued for services	27,358	28	1,805,610	-	-	(1,805,638)	-
In-kind contribution of services by stockholders	-	-	54,360	-	-	-	54,360
Foreign currency translation adjustment	-	-	-	-	2,687	-	2,687
Net (loss) for the year ended May 31, 2000	-	-	-	(168,538)	-	-	(168,538)
Balance - May 31, 2000	73,647	74	1,869,182	(168,538)	2,687	(1,805,638)	(102,233)
Common stock issued for cash at $66.67 per share	3,000	3	199,997	-	-	-	200,000
Common stock issued for services valued at $66.00 per share	15,043	15	992,854	-	-	-	992,869
Recognize balance of deferred stock fees	-	-	-	(1,805,638)	-	1,805,638	-
Foreign currency translation adjustment	-	-	-	-	1,179	-	1,179
Net (loss) for the year ended May 31, 2001	-	-	-	(1,221,926)	-	-	(1,221,926)
Balance - May 31, 2001	91,690	92	3,062,033	(3,196,102)	3,866	-	(130,111)
Transfer comprehensive income to accumulated deficit for discontinued subsidiary				3,866	(3,866)		-
Write off balance of assets on books at 10-31-2000	-	-	-	(20,599)	-	-	(20,599)
Write off balance of liabilities on books at 10-31-2000	-	-	-	150,710	-	-	150,710
Net (loss) for the year ended May 31, 2002	-	-	-	(1,736)	-	-	(1,736)
Balance - May 31, 2002	91,690	92	3,062,033	(3,063,861)	-	-	(1,736)
Net (loss) for the year ended May 31, 2003	-	-	-	-	-	-	-
Balance - May 31, 2003	91,690	92	3,062,033	(3,063,861)	-	-	(1,736)
Net (loss) for the year ended May 31, 2004	-	-	-	-	-	-	-
Balance - May 31, 2004	91,690	92	3,062,033	(3,063,861)	-	-	(1,736)
Net (loss) for the year ended May 31, 2005	-	-	-	-	-	-	-
Balance - May 31, 2005	91,690	92	3,062,033	(3,063,861)	-	-	(1,736)
Net (loss) for the year ended May 31, 2006	-	-	-	-	-	-	-
Balance - May 31, 2006	91,690	92	3,062,033	(3,063,861)	-	-	(1,736)
Net (loss) for the year ended May 31, 2007	-	-	-	(2,686)	-	-	(2,686)
Balance - May 31, 2007	91,690	92	3,062,033	(3,066,547)	-	-	(4,422)
Net (loss) for the year ended May 31, 2008	-	-	-	(1,703)	-	-	(1,703)
Balance - May 31, 2008	91,690	92	3,062,033	(3,068,250)	-	-	(6,125)
Common stock issued in settlement of debt	158,310	159	841	-	-	-	1,000
Adjustment for fractional shares issued with reverse stock split	556	-	-	-	-	-	-
Net (loss) for the year ended May 31, 2009	-	-	-	(5,641)	-	-	(5,641)
Balance - May 31, 2009	250,556	$ 251	$ 3,062,874	$ (3,073,891)	$ -	$ -	$ (10,766)

The accompanying notes are an integral part of these financial statements.

LZG International, Inc.
(Formerly Lazygrocer.com, Inc.)
(A Development Stage Company)
Statements of Cash Flows
			From
			Inception on
	For the Years Ended		May 22, 2000
	May 31,		Through
	2009	2008	May 31, 2009

Cash Flows from Operating Activities
Net Loss	$ (5,641)	$ (1,703)	$ (11,766)
Adjustment to reconcile net (loss) to cash provided
(used) by operating activities:
Loss from discontinued operations	-	-	(3,062,125)
Stock issued for services	-	-	2,852,867
Changes in assets and liabilities:
Increase (decrease) in accounts payable	-	1,703	6,125
Accrued interest – related party	105	-	105

Net Cash Provided (Used) by Operating Activities	(5,536)	-	(214,794)

Cash Flows from Financing Activities:
Proceeds from stock issuances	-	-	209,258
Loans from officer	6,000	-	6,000

Net cash Provided by Financing Activities	6,000	-	215,258

Increase (Decrease) in Cash	464	-	464

Cash and Cash Equivalents, Beginning of Period	-	-	-

Cash and Cash Equivalents, End of Period	$ 464	$ -	$ 464

Supplemental Cash Flow Information:

Stock issued for services	$ -	$ -	$ 2,852,867
Issuance of stock in settlement of debt	$ 1,000	$ -	$ 1,000

The accompanying notes are an integral part of these financial statements.

LZG International, Inc.

(Formerly LazyGrocer.com, Inc.)

(A Development Stage Company)

Notes to the Financial Statements

May 31, 2009 and 2008

NOTE 1 - Organization and Summary of Significant Accounting Policies

(A) Organization

LZG International, Inc. (Formerly LazyGrocer.Com, Inc.) (the Company) is a United States development stage company that was incorporated on May 22, 2000.  The Company business model intended to establish an online grocery solution. A wholly-owned Canadian subsidiary, LazyGrocer.Com Corp., was established as part of this model, but it was dissolved in 2001.

The accompanying financial statements reflect the operations of the Company from May 22, 2000 through May 31, 2009.

Activities during the development stage have included raising capital and development of the Company’s business plan, Securities and Exchange Commission filings and limited operations.

(B) Revenue Recognition

The Company has adopted the provisions of SEC Staff Accounting Bulletin No. 104, REVENUE RECOGNITION IN FINANCIAL STATEMENTS (”SAB 104"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC.  SAB 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies.  In general, the Company recognizes revenue related to monthly services provided when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable and (iv) collectability is reasonably assured.

(C) Use of Estimates

In preparing financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements, and revenues and expenses during the reporting period.  Actual results may differ from these estimates.

(D) Cash Equivalents

For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

 (E) Stock Based Compensation

The Company accounts for stock options issued to non-employees for goods or services in accordance with SFAS 123 (R) and recognizes the expense over the vesting period.

The Company accounts for stock issued for goods or services at the stock’s fair market value on the grant date and recognizes the expense over the service period.

LZG International, Inc.

(Formerly LazyGrocer.com, Inc.)

(A Development Stage Company)

Notes to the Financial Statements

May 31, 2009 and 2008

NOTE 1 - Organization and Summary of Significant Accounting Policies (Continued)

(F) Income Taxes

The Company accounts for income taxes under Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“Statement 109”).  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period which includes the enactment date.

No provision for income taxes has been recorded due to net operating loss carryforwards totaling $3,073,891 that will be offset against future taxable income.  These NOL carryforwards begin to expire in the year 2020.  No tax benefit has been reported in the financial statements because the Company believes there is a 50% or greater chance the carryforward will expire unused.

Deferred tax asset and the valuation account are as follows at May 31, 2009 and 2008:

	May 31,
	2009	2008
NOL carryforward	$ 1,276,151	$ 1,273,813
Valuation allowance	(1,276,151)	(1,273,813)

Deferred tax asset	$ -	$ -

The Company utilized the liability method of accounting for income taxes.  Under the liability method, deferred income tax assets and liabilities are provided based on the difference between the financial statements and tax basis of assets and liabilities measured by the currently enacted tax rates in effect for the years in which these differences are expected to reverse.  Deferred tax expense or benefit is the result of changes in deferred tax assets and liabilities.

(G) Net Loss Per Common Share

Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year.  Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock, such as convertible notes, were exercised or converted into common stock.  There have been no dilutive instruments outstanding through May 31, 2009.

LZG International, Inc.

(Formerly LazyGrocer.com, Inc.)

(A Development Stage Company)

Notes to the Financial Statements

May 31, 2009 and 2008

NOTE 1 - Organization and Summary of Significant Accounting Policies (Continued)

(H)  Comprehensive Income (Loss)

The Company accounts for Comprehensive Income (Loss) under Financial Accounting Standards No. 130, Comprehensive Income (“Statement No. 130”).  Statement 130 establishes standards for reporting and display of comprehensive income and its components.

(I) Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosure about Fair Value of Financial Instruments”, requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value.  For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Company’s short-term financial instruments, including accounts payable and accrued liabilities, and due to stockholders, are the approximate fair value due to the relatively short period to maturity for these instruments.

(J) Segment Information

The Company applies Statement of Financial Accounting Standards No. 131 “Disclosures about Segments of an Enterprise and Related Information”. The Company currently operates in one segment and has no revenues and geographic concentrations; therefore, segment information is not presented.

(K) Non-Monetary Transactions

The statement of operations includes charges for the fair value of the in-kind contributions in the form of services provided.

(L) Loss Per Share

	Loss (Numerator)	Shares (Denominator)	Per Share Amount
For the year ended May 31, 2009:
Basic EPS
Loss to common stockholders	$ 5,641	166,885	$ (0.03)

For the year ended May 31, 2008:
Basic EPS
Loss to common stockholders	$ 1,703	91,690	$ (0.02)

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.

LZG International, Inc.

(Formerly LazyGrocer.com, Inc.)

(A Development Stage Company)

Notes to the Financial Statements

May 31, 2009 and 2008

NOTE 2 - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has no assets and had recurring operating losses during its period of operations. Its activities have been limited for the past several years and it is dependent upon financing to continue operations.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  It is management’s plan to acquire or merge with other operating companies.

NOTE 3 - Development Stage Company

The Company is a development stage company as defined in Financial Accounting Standards Board Statement No. 7.  It is concentrating substantially all of its efforts in raising capital and searching for a business operation with which to merge, or assets to acquire, in order to generate significant operations.

NOTE 4 - Capitalization

In 2000, the Company issued 46,289 shares of common stock for cash of $9,258. In 2000, the Company issued 27,358 shares of common stock for services valued at $1,805,638 ($66.00 per share).

In 2000, the Company issued 3,000 shares of common stock for cash of $200,000 ($66.67 per share).

In August, 2000, the Company issued 15,043 shares of common stock for services valued at $992,869 ($66.00 per share).

On June 19, 2008, the Company issued 158,310 shares of the Company’s common stock in partial settlement of accounts payable pending a sheriff’s sale.  The stock is held in escrow pending being transferred to new owners.

On August 5, 2008, the stockholders approved a 1 for 200 reverse stock split effective August 25, 2008.  The reverse resulted in the issuance of an additional 556 shares for rounding up of fractional shares.  All equity transactions in these financial statements and accompanying notes have been adjusted to reflect this change.

NOTE 5 - Related Party Transactions

The financial statements include related party transactions which, as of May 31, 2009, were loans from an officer of the Company totaling $6,000. The loans have no repayment terms, are not collateralized, but do bear interest at 4% per annum.

LZG International, Inc.

(Formerly LazyGrocer.com, Inc.)

(A Development Stage Company)

Notes to the Financial Statements

May 31, 2009 and 2008

NOTE 6 - Prior Period Adjustment

In 2001, LZG International, Inc.’s foreign subsidiary was dissolved. No adjustment was made to remove the foreign currency translation adjustment at the time the subsidiary was dissolved. During the current fiscal year, a prior period adjustment was made to adjust other comprehensive income to accumulated deficit. The adjustment had no effect on the current year loss. The financial statements of prior years have been restated to apply this adjustment retroactively.

NOTE 7 - Recent Accounting Pronouncements

In June 2009, the FASB issued FASB ASC 105, The FASB Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification (the Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (GAAP), aside from those issued by the Securities and exchange Commission.  The Codification became effective for interim and annual periods ending after September 15, 2009.  Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements.

On May 28, 2009 the FASB announced the issuance of FASB ASC 855, Subsequent Events.  FASB ASC 855 should not result in significant changes in the subsequent events that an entity reports.  Rather, FASB ASC 855 introduces the concept of financial statements being available to be issued.  Financial statements are considered available to be issued when they are complete in a form and format that complies with generally accepted accounting principles (GAAP) and all approvals necessary for issuance have been obtained.

In August 2009, the FASB issued Accounting Standards Update (ASU) No. 2009-05, Measuring Liabilities at Fair Value (ASU 2009-05).  The amendments in this ASU apply to all entities that measure liabilities at fair value and provide clarification that in circumstances, in which a quoted price in an active market for the identical liability is not available, an entity is required to measure fair value using one or more techniques laid out in this ASU.  The guidance provided in this ASU is effective for the first reporting period beginning after issuance.  The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In October 2009, the FASB issued ASU No. 2009-13 Revenue recognition-Multiple deliverable revenue arrangements.  The ASU provides amendments to the criteria in Revenue recognition - Multiple deliverable revenue arrangements for separating consideration in multiple revenue arrangements.  The amendments in this ASU establish a selling price hierarchy for determining the selling price of a deliverable.  Further, the term fair value in the revenue guidance will be replaced with selling price to clarify that the allocation of revenue is based on entity-specific assumptions rather than assumptions of a market place participant.  The amendments in this ASU will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted.  The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company's future financial reporting.

LZG International, Inc.

(Formerly LazyGrocer.com, Inc.)

(A Development Stage Company)

Notes to the Financial Statements

May 31, 2009 and 2008

NOTE 8 - Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and has determined that there are no such events that would have a material impact on the financial statements.

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged Child, Van Wagoner & Bradshaw, PLLC, located in Salt Lake City, Utah, as our independent registered public accounting firm on December 9, 2009.  Prior to the two most recent fiscal years, and the interim period ended February 28, 2010, we or someone on our behalf, has not consulted Child, Van Wagoner & Bradshaw, PLLC regarding either:

(i)  the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements; and a written report was not provided to nor was oral advice provided that Child, Van Wagoner & Bradshaw, PLLC concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue;  (ii)  nor have we had any matter that was either the subject of a disagreement or a reportable event with Child, Van Wagoner & Bradshaw, PLLC.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements

The financial statements for LZG International, Inc. are included in this registration statement under Item 13 above starting on page 18.

(b)

Exhibits

No.	Description
3.1	Articles of Incorporation of LazyGrocer.Com, Inc., dated May 17, 2000
3.1.2	Amendment to Articles of Incorporation of LazyGrocer.Com, Inc., dated August 28, 2009
3.2	Bylaws of LZG International, Inc., effective January 28, 2010

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 26, 2010	LZG INTERNATIONAL, INC., Registrant By: /s/ Greg L. Popp Greg L. Popp President and Director Principal Executive and Financial Officer